Exhibit 99.1

January 25, 2013

Franklin Financial announces 1st Quarter dividend

(CHAMBERSBURG, PA) The Board of Directors of Franklin Financial Services Corporation declared a $.17 per share regular quarterly dividend for the first quarter of 2013. The first quarter 2013 cash dividend remains the same as the previous three regular quarterly cash dividends paid.

The regular quarterly cash dividend will be paid on February 27, 2013 to shareholders of record at the close of business on February 8, 2013.

Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with assets of more than $1 billion. Its wholly-owned subsidiary, F&M Trust, has twenty-six community banking offices located in Boiling Springs, Camp Hill, Carlisle, Chambersburg, Greencastle, Hustontown, McConnellsburg, Mechanicsburg, Mont Alto, Marion, Newville, Orbisonia, Shippensburg, St. Thomas and Waynesboro. Franklin Financial stock is quoted on the OTCQB Market Tier of the OTC Markets under the symbol FRAF.